UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2010

ARMOUR Residential REIT, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33736	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Ocean Drive, Suite 201 Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

 (Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure.

Commencing on December 10, 2010, ARMOUR Residential REIT, Inc. (“ARMOUR”) will make a slide deck presentation available on its website which contains a update on ARMOUR’s financial position, business and operations. Attached as Exhibit 99.1 to this report is the form of slide deck presentation to be posted by ARMOUR.

The slide deck presentation attached to this report as Exhibit 99.1 is furnished pursuant to this Item 7.01 and shall not be deemed filed in this or any other filing of ARMOUR under the Securities Exchange Act of 1934, as amended, unless expressly incorporated by specific reference in any such filing.

Item 8.01.

Other Events.

ARMOUR today reported a 19.75% annualized dividend rate for the fourth fiscal quarter 2010, based on its reported book value as of September 30, 2010, and announced that its Board of Directors has declared a $0.36 dividend payable to stockholders of record on Monday, December 20, 2010. The dividend will be paid on Monday, December 27, 2010.

ARMOUR’s also announced that a monthly dividend rate of $0.12 will be payable for each of the three months in the first fiscal quarter of 2011 as set forth below:

Record Date	Payment Date
January 15, 2011	January 28, 2011
February 15, 2011	February 25, 2011
March 15, 2011	March 30, 2011

A copy of the ARMOUR’s press release announcing the dividends is attached hereto as Exhibit 99.2 and incorporated herein by this reference.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Slide Deck Presentation
99.2	Press Release, dated December 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2010

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer

Title: Co-Chief Executive Officer, President and Co-Vice Chairman

Exhibit Index

Exhibit No.	Description
99.1	Slide Deck Presentation
99.2	Press Release, dated December 10, 2010